For Immediate Release

Condor Hospitality Trust Reports Second Quarter 2019 Results

BETHESDA, MD, August 12, 2019 – Condor Hospitality Trust, Inc. (NYSE American: CDOR) (the “Company”) today announced results for the second quarter ended June 30, 2019.

SECOND QUARTER RELEASE FINANCIAL HIGHLIGHTS

•

Revenue in the second quarter 2019 of $16.2 million, comprised of $16.2 million generated entirely from New Investment Platform Hotels, a 1.2% decrease from $16.4 million generated by New Investment Platform Hotels in the $17.8 million 2018 second quarter Revenue that included $1.4 million of Legacy Hotel Revenue.

•	Same-Store Revenue of $37.5 million for the first six months of 2019 increased $0.5 million over the first six months Same-Store Revenue of $37.0 million in 2018.
•

Same-Store RevPAR for the New Investment Platform Hotels in the 2019 second quarter decreased 0.7% compared to the same quarter in 2018, affected by a weak convention schedule in San Antonio that had a direct impact on the SpringHill Suites. Excluding the SpringHill Suites, New Investment Platform RevPAR increased by 0.4%. Same-Store RevPAR of $105.47 for the New Investment Platform Hotels for the first six months of 2019 Increased 1.6% over 2018 first six months RevPAR of $103.84.

•

Net Earnings (Loss) Attributable to Common Shareholders of ($1.4 million), or ($0.12) per Diluted Share, compared to $2.7 million, or $0.23 per share, in the 2018 second quarter.  Decline in Net Earnings Attributable to Common Shareholders primarily caused by no Legacy Hotels remaining in the second quarter 2019, compared to $0.4 million of EBITDA generated from Legacy Hotels in the second quarter 2018, $0.8 million in Equity Transaction and Strategic Alternatives costs incurred in the second quarter 2019, $0.4 million increase in income tax expense, and $0.5 million Decline in Net Gain on Derivatives and Convertible Debt for the quarter.  Additionally, the second quarter 2018 included a $1.9 million gain from Legacy Hotel sales.

•

Adjusted Funds from Operations was $3.5 million, or $0.28 per Diluted Share, a $0.9 million Decline from $4.4 million, or $0.34, in the 2018 second quarter.  The decline was a result of a $0.4 million increase in income tax expense, and a $0.2 million increase in stock-based compensation expense in the second quarter 2019 and the second quarter 2018 included $0.4 million of EBITDA from Legacy Hotels.

•

Same-Store Hotel EBITDA decreased to $7.5 million from $7.6 million, a 1.3% decrease over prior year second quarter influenced by the weakness in the San Antonio market mentioned above and the positive impact of FEMA business in hurricane affected Texas and Florida markets in Q2 2018.

MANAGEMENT COMMENTARY

Bill Blackham, Condor’s Chief Executive Officer, commented:

“For the first six months of 2019 our portfolio has outperformed the overall market when compared to the U.S. national RevPAR growth of 1.3% for all chain scales excluding luxury and upper upscale reported by Smith Travel Research.  Our proforma same-store RevPAR for the second quarter 2019 excluding the SpringHill Suites increased 0.4% as compared to (0.4)% for upscale and 0.0% for upper midscale, as reported by Smith Travel Research.  Importantly for the first six months our operating results as a portfolio are slightly ahead of our projections.  In the first six months of 2019 Same-Store Hotel EBITDA is approximately 0.7% higher than the same period in the prior year at $14.9 million compared to $14.8 million, and our margins while declining in the quarter, did so moderately reducing 30 bps from 40.2% in 2018 to 39.9% in 2019 and were 39.8% for the first six months of 2019 compared to 40.1%.  Additionally, we have elected to not renew 3 hotel management contracts and with new management we believe we will be better positioned to increase performance on our San Antonio and Jacksonville assets which experienced $0.33 million in revenue decline and $0.28 million in EBITDA decline in the quarter compared to 2018. On July 22, 2019 Condor announced the conclusion of a strategic alternatives process with the signing of a definitive agreement that contemplates the merger of the Company with the operating partnership of NexPoint Hospitality Trust, an unincorporated, open-ended real estate investment trust established pursuant to a declaration of trust under the laws of the Province of Ontario and listed on the TSXV, resulting in a $11.10 per share cash price to be paid to common shareholders and a $10.00 per share cash price to be paid to Series E preferred shareholders at closing.  We anticipate completing and closing the mergers during the fourth quarter of 2019.”

FINANCIAL SUMMARY

At June 30, 2019, the Company’s total portfolio included 15 hotels, representing 1,908 rooms.  The Company’s last remaining legacy asset was sold during the first quarter of 2019.

Total Company Financial Results

($ in millions except per share amounts)

	Three months ended June 30,			Six months ended June30,
	2019	2018	Change	2019	2018	Change
Revenue	$16.2	$17.8	-9.3%	$32.1	$34.5	-7.0%
Net Earnings (Loss) Attributable to Common Shareholders	$(1.4)	$2.7	NA	$(1.5)	$3.4	NA
Diluted Earnings (Loss) per Share	$(0.12)	$0.23	NA	$(0.13)	$0.28	NA

Funds from Operations (FFO)*	$1.4	$3.8	-61.7%	$4.1	$7.0	-42.0%
FFO per Diluted Share*	$0.11	$0.30	-63.3%	$0.32	$0.56	-42.9%
Adjusted FFO*	$3.4	$4.2	-19.4%	$6.9	$7.7	-10.7%
Adjusted FFO per Diluted Share*	$0.28	$0.34	-17.6%	$0.57	$0.63	-9.5%

Hotel EBITDA*	$7.5	$8.0	-6.8%	$15.0	$15.4	-2.6%
Adjusted EBITDAre*	$6.3	$6.6	-4.8%	$12.4	$12.4	0.0%

*Please see the Reg. G reconciliation tables at the end of this release.

Same Store Operational Results**

($ in millions except per share amounts and operating metrics)

	Three months ended June 30,			Six months ended June30,
	2019	2018	Change	2019	2018	Change
Same-Store RevPAR	$104.63	$105.36	-0.7%	$105.47	$103.84	1.6%
Same-Store Occupancy	82.64%	84.18%	-1.8%	81.24%	82.24%	-1.2%
Same-Store ADR	$126.62	$125.15	1.2%	$129.83	$126.25	2.8%

Same-Store Hotel EBITDA*	$7.5	$7.6	-1.5%	$14.9	$14.8	0.7%
Same-Store Hotel EBITDA Margin*	39.9%	40.1%	-0.2%	39.8%	40.1%	-0.3%

*Please see the Reg. G reconciliation tables at the end of this release.

**Financial results presented above include results from prior to our ownership.

PORTFOLIO ACTIVITY

The Company’s investment strategy is to assemble a portfolio of premium-branded, select-service hotels in the top 100 Metropolitan Statistical Areas (“MSAs”) with a particular focus on MSAs ranked between 20 to 60. Since restarting its portfolio transformation in 2015, the Company has acquired 14 high-quality select-service hotels representing 1,808 rooms in its target markets for a total purchase price of approximately $277 million. Additionally, during this time, the Company has sold 55 legacy assets for a total gross sales price of approximately $170 million.  Following the sale of the Quality Inn Solomons in the first quarter of 2019, there are no legacy hotels remaining in the Company’s portfolio.

BALANCE SHEET AND CAPITAL MARKETS ACTIVITY

As of June 30, 2019, the Company had cash and cash equivalents (including restricted cash) of $8.9 million and available revolver borrowing capacity of $9.0 million.  As of June 30, 2019, the Company had total outstanding long-term debt of $136.0 million associated with assets held for use with a weighted average maturity of 2.0 years and a weighted average interest rate of 5.12%.

CAPITAL INVESTMENTS

The Company invested $0.3 million in capital improvements throughout the portfolio in the three months ended June 30, 2019 to upgrade its properties and maintain brand standards.

OUTLOOK AND GUIDANCE

The Company has suspended guidance until further notice.

DIVIDENDS

On May 23, 2019, the Board of Directors declared a quarterly cash common stock dividend of $0.195 per share for the second quarter of 2019.  The common stock dividend represented an annualized yield of approximately 8.1% based on the closing price of the Company’s common shares on June 7, 2019.  The second quarter dividend was paid on July 1, 2019 to shareholders of record as of June 24, 2019.

On July 19, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with NHT Operating Partnership LLC, a Delaware limited liability company (the “Parent”) and other parties thereto.  During the term of the Merger Agreement, the Company may not pay cash dividends to holders of the Company common stock or the Series E Preferred Stock, except the Company is permitted to declare and pay a dividend to shareholders during the month in which an extension option for the closing of the transactions contemplated by the Merger Agreement is exercised by the Parent, subject to limitations as set forth in the Merger Agreement and the disclosure schedule delivered therewith on amount and the our prior month adjusted funds from operations.  The holders of the Series E preferred stock have agreed to waive accrual of any unpaid dividends between signing and closing.

EARNINGS CALL

The Company will not be conducting a second quarter earnings conference call.

About Condor Hospitality Trust, Inc.

Condor Hospitality Trust, Inc. (NYSE American: CDOR) is a self-administered real estate investment trust that specializes in the investment and ownership of upper midscale and upscale, premium-branded, select-service, extended-stay, and limited-service hotels in the top 100 Metropolitan Statistical Areas (“MSAs”) with a particular focus on the top 20 to 60 MSAs. The Company currently owns 15 hotels in 8 states.  Condor’s hotels are franchised by a number of the industry’s most well-regarded brand families including Hilton, Marriott, and InterContinental Hotels.

Forward-Looking Statement

This news release (including statements about the expected timing, completion and effects of the mergers and the other transactions contemplated by the Merger Agreement) may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “project”, “plan”, the negative version of these words or other similar expressions. Readers are cautioned not to place undue reliance on any such forward-looking statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. They are not guarantees of future performance and involve risks and uncertainties that are difficult to control or predict. NexPoint Hospitality Trust, an unincorporated, open-ended real estate investment trust established pursuant to a declaration of trust under the laws of the Province of Ontario (“NHT”) and listed on the TSXV, and Condor may not be able to complete the proposed transaction on the terms described herein or other acceptable terms or at all because of a number of factors, including without limitation, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (ii) unknown, underestimated or undisclosed commitments or liabilities; (iii) the inability to complete the proposed transaction due to the failure to obtain the approval of Condor’s shareholders for the proposed transaction or the failure to satisfy the other closing conditions to the proposed transaction; (iv) risks related to disruption of management’s attention from NHT’s and Condor’s ongoing business operations due to the proposed transaction; (v) the effect of the announcement of the proposed transaction on the ability of the parties to retain and hire key personnel, maintain relationships with their franchisors, management companies and suppliers, and maintain their operating results and business generally; (vi) the risk that certain approvals or consents will not be received in a timely manner or that the proposed transaction will not be consummated in a timely manner; (vii) adverse changes in U.S. and non-U.S. governmental laws and regulations; and (viii) the risk of litigation, including shareholder litigation in connection with the proposed transaction, and the impact of any adverse legal judgments, fines, penalties, injunctions or settlements.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent Condor’s views as of the date on which such statements were made. Condor anticipates that subsequent events and developments may cause those views to change. These forward-looking statements should not be relied upon as representing Condor’s views as of any date subsequent to the date hereof. Condor expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Additional factors that may affect Condor’s business or financial results are described in the risk factors included in Condor’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Additional Information and Where to Find It

The Merger Agreement was filed as an exhibit to the Company’s Current Report on Form 8-K on July 22, 2019 with the Securities and Exchange Commission (“SEC”) and can be obtained free of charge from the sources indicated below.

The proposed transaction will be submitted to the Company’s shareholders for their consideration. In connection with the proposed transaction, the Company will file relevant materials with the SEC, including a proxy statement on Schedule 14A. The definitive proxy statement will be mailed to the Company’s shareholders. This communication is not a substitute for the proxy statement or for any other document that the Company may file with the SEC and send to the Company’s shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the proxy statement (if and when it becomes available), any amendments or supplements thereto and other relevant materials, and any other documents filed by the Company with the SEC through the website maintained by the SEC at http://www.sec.gov. In addition, copies of the documents filed by the Company with the SEC will be available free of charge on the Company’s website at www.condorhospitality.com, or by contacting the Company at Investor Relations by phone at 402-371-2520 or by email at investors@trustcondor.com. You may also read and copy any reports, statements and other information filed by the Company with the SEC at the SEC public reference room at 450 Fifth Street, N.W. Room 1200, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SELECTED FINANCIAL DATA:

Condor Hospitality Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

 (Unaudited - In thousands, except share and per share data)

	As of
	June 30, 2019	December 31, 2018

Assets
Investment in hotel properties, net	$226,692	$230,178
Investment in unconsolidated joint venture	5,693	5,866
Cash and cash equivalents	3,179	4,151
Restricted cash, property escrows	5,702	5,005
Accounts receivable, net	1,874	1,290
Prepaid expenses and other assets	3,940	2,227
Derivative assets, at fair value	398	639
Investment in hotel properties held for sale, net	-	4,092
Total Assets	$247,478	$253,448

Liabilities and Equity

Liabilities
Accounts payable, accrued expenses, and other liabilities	$7,335	$5,336
Dividends and distributions payable	2,479	2,330
Derivative liabilities, at fair value	372	-
Convertible debt, at fair value	1,072	1,000
Long-term debt, net of deferred financing costs	134,029	135,810
Long-term debt related to hotel properties held for sale, net of deferred financing costs	-	1,120
Total Liabilities	145,287	145,596

Equity
Shareholders' Equity
Preferred stock, 40,000,000 shares authorized:
6.25% Series E, 925,000 shares authorized, $.01 par value, 925,000 shares outstanding, liquidation preference of $9,394 and $9,250	10,050	10,050
Common stock, $.01 par value, 200,000,000 shares authorized; 11,910,936 and 11,886,003 shares outstanding	119	119
Additional paid-in capital	232,405	231,805
Accumulated deficit	(141,154)	(134,970)
Total Shareholders' Equity	101,420	107,004
Noncontrolling interest in consolidated partnership (Condor Hospitality Limited Partnership), redemption value of $527 and $435	771	848
Total Equity	102,191	107,852

Total Liabilities and Equity	$247,478	$253,448

Condor Hospitality Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited - In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Revenue
Room rentals and other hotel services	$16,177	$17,834	$32,080	$34,513
Operating Expenses
Hotel and property operations	9,755	10,756	19,548	21,170
Depreciation and amortization	2,394	2,444	4,756	4,703
General and administrative	1,572	1,605	3,235	3,474
Acquisition and terminated transactions	7	71	14	90
Equity transaction and strategic alternatives	834	-	834	-
Total operating expenses	14,562	14,876	28,387	29,437
Operating income	1,615	2,958	3,693	5,076
Net gain (loss) on disposition of assets	(16)	1,895	23	1,871
Equity in earnings of joint venture	166	63	679	292
Net gain (loss) on derivatives and convertible debt	(456)	156	(693)	603
Other expense, net	(24)	(20)	(53)	(34)
Interest expense	(2,094)	(2,091)	(4,257)	(4,019)
Impairment recovery, net	-	-	-	93
Earnings (loss) before income taxes	(809)	2,961	(608)	3,882
Income tax expense	(461)	(54)	(647)	(183)
Net earnings (loss)	(1,270)	2,907	(1,255)	3,699
Loss (earnings) attributable to noncontrolling interest	6	(21)	7	(27)
Net earnings (loss) attributable to controlling interests	(1,264)	2,886	(1,248)	3,672
Dividends declared on preferred stock	(144)	(145)	(289)	(289)
Net earnings (loss) attributable to common shareholders	$(1,408)	$2,741	$(1,537)	$3,383

Earnings (Loss) per Share
Total - Basic Earnings (Loss) per Share	$(0.12)	$0.23	$(0.13)	$0.28
Total - Diluted Earnings (Loss) per Share	$(0.12)	$0.23	$(0.13)	$0.28

See accompanying notes to consolidated financial statements.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

Non-GAAP financial measures are measures of our historical financial performance that are different from measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  We report Funds from Operations (“FFO”), Adjusted FFO (“AFFO”), Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”), EBITDA for real estate (“EBITDAre”), Adjusted EBITDAre, and Hotel EBITDA as non-GAAP measures that we believe are useful to investors as key measures of our operating results and which management uses to facilitate a periodic evaluation of our operating results relative to those of our peers.  Our non-GAAP measures should not be considered as an alternative to U.S. GAAP net earnings as an indication of financial performance or to U.S. GAAP cash flows from operating activities as a measure of liquidity.  Additionally, these measures are not indicative of funds available to fund cash needs or our ability to make cash distributions as they have not been adjusted to consider cash requirements for capital expenditures, property acquisitions, debt service obligations, or other commitments.

FFO and AFFO

The following table reconciles net earnings (loss) to FFO and AFFO for the three and six months ended June 30, 2019 and 2018 (in thousands). All amounts presented include our portion of the results of our unconsolidated Atlanta JV.

	Three months ended June 30,		Six months ended June 30,
Reconciliation of Net earnings (loss) to FFO and AFFO	2019	2018	2019	2018
Net earnings (loss)	$(1,270)	$2,907	$(1,255)	$3,699
Depreciation and amortization expense	2,394	2,444	4,756	4,703
Depreciation and amortization expense from JV	299	292	596	577
Net (gain) loss on disposition of assets	16	(1,895)	(23)	(1,871)
Net loss on disposition of assets from JV	-	7	-	14
Impairment recovery, net	-	-	-	(93)
FFO	1,439	3,755	4,074	7,029
Dividends declared on preferred stock	(144)	(145)	(289)	(289)
FFO attributable to common shares and common units	1,295	3,610	3,785	6,740
Net loss (gain) on derivatives and convertible debt	456	(156)	693	(603)
Net loss on derivatives from JV	-	-	1	-
Acquisition and terminated transactions expense	7	71	14	90
Equity transaction and strategic alternatives	834	-	834	-
Stock-based compensation expense	424	263	760	665
Amortization of deferred financing fees	322	364	695	717
Amortization of deferred financing fees from JV	46	46	91	91
AFFO attributable to common shares and common units	$3,384	$4,198	$6,873	$7,700

FFO attributable to common shares and common units - Basic Shares	$1,295	$3,610	$3,785	$6,740
Convertible note interest and fair value adjustments	-	17	0	13
Preferred dividends and fair value adjustments	-	158	180	337
FFO attributable to common shares and common units - Diluted Shares	$1,295	$3,785	$3,965	$7,090

FFO per common share and common unit - Basic	$0.11	$0.30	$0.32	$0.57
FFO per common share and common unit - Diluted	$0.11	$0.30	$0.32	$0.56

Weighted average common shares and common units - Basic FFO	11,905,973	11,875,093	11,892,782	11,855,295
Weighted average common shares and common units - Diluted FFO	11,922,198	12,648,633	12,587,456	12,641,162

AFFO attributable to common shares and common units - Basic Shares	$3,384	$4,198	$6,873	$7,700
Convertible note interest	16	16	32	32
Preferred dividends at stated rates	144	145	289	289
AFFO attributable to common shares and common units - Diluted Shares	$3,544	$4,359	$7,194	$8,021

AFFO per common share and common unit - Basic	$0.28	$0.35	$0.58	$0.65
AFFO per common share and common unit - Diluted	$0.28	$0.34	$0.57	$0.63

Weighted average common shares and common units - Basic AFFO	11,905,973	11,875,093	11,892,782	11,855,295

Weighted average common shares and common units - Diluted AFFO	12,687,578	12,648,633	12,684,725	12,641,162

We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net earnings or loss computed in accordance with GAAP, excluding gains or losses from sales of real estate assets, impairment, and the depreciation and amortization of real estate assets.  FFO is calculated both for the Company in total and as FFO attributable to common shares and common units, which is FFO reduced by preferred stock dividends.  AFFO is FFO attributable to common shares and common units adjusted to exclude items we do not believe are representative of the results from our core operations, including non-cash gains or losses on derivatives and convertible debt, stock-based compensation expense, amortization of certain fees, losses on debt extinguishment, and in-kind dividends above stated rates, and cash charges for acquisition and equity transaction and strategic alternatives costs. All REITs do not calculate FFO and AFFO in the same manner; therefore, our calculation may not be the same as the calculation of FFO and AFFO for similar REITs.

We consider FFO to be a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a meaningful indication of our performance.  We believe that AFFO provides useful supplemental information to investors regarding our ongoing operating performance that, when considered with net income and FFO, is beneficial to an investor’s understanding of our operating performance. We present FFO and AFFO per common share and common unit because our common units are redeemable for common shares.  We believe it is meaningful for the investor to understand FFO and AFFO applicable to common shares and common units.

EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA

The following table reconciles net earnings (loss) to EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA for the three and six months ended June 30, 2019 and 2018 (in thousands). All amounts presented our portion of the results of our unconsolidated Atlanta JV.

	Three months ended June 30,		Six months ended June 30,
Reconciliation of Net earnings (loss) to EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA	2019	2018	2019	2018
Net earnings (loss)	$(1,270)	$2,907	$(1,255)	$3,699
Interest expense	2,094	2,091	4,257	4,019
Interest expense from JV	562	518	1,109	1,010
Income tax expense	461	54	647	183
Depreciation and amortization expense	2,394	2,444	4,756	4,703
Depreciation and amortization expense from JV	299	292	596	577
EBITDA	4,540	8,306	10,110	14,191
Net (gain) loss on disposition of assets	16	(1,895)	(23)	(1,871)
Net loss on disposition of assets from JV	-	7	-	14
Impairment recovery, net	-	-	-	(93)
EBITDAre	4,556	6,418	10,087	12,241
Net loss (gain) on derivatives and convertible debt	456	(156)	693	(603)
Net loss on derivative from JV	-	-	1	-
Stock-based compensation expense	424	263	760	665
Acquisition and terminated transactions expense	7	71	14	90
Equity transaction and strategic alternatives	834	-	834	-
Adjusted EBITDAre	6,277	6,596	12,389	12,393
General and administrative expense, excluding stock compensation expense	1,148	1,342	2,475	2,809
Other expense, net	24	20	53	34
Unallocated hotel and property operations expense	22	59	67	148
Hotel EBITDA	$7,471	$8,017	$14,984	$15,384

Revenue	$16,177	$17,834	$32,080	$34,513
JV revenue	2,546	2,484	5,646	5,102
Condor and JV revenue	$18,723	$20,318	$37,726	$39,615
Hotel EBITDA as a percentage of revenue	39.9%	39.5%	39.7%	38.8%

We calculate EBITDA, EBITDAre, and Adjusted EBITDAre by adding back to net earnings or loss certain non-operating expenses and certain non-cash charges which are based on historical cost accounting that we believe may be of limited significance in evaluating current performance. We believe these adjustments can help eliminate the accounting effects of depreciation and amortization and financing decisions and facilitate comparisons of core operating profitability between periods. In calculating EBITDA, we add back to net earnings or loss interest expense, loss on debt extinguishment, income tax expense, and depreciation and amortization expense.  NAREIT adopted EBITDAre in order to promote an industry-wide measure of REIT operating performance.  We adjust EBITDA by adding back net gain/loss on disposition of assets and impairment charges to calculate EBITDAre.  To calculate Adjusted EBITDAre, we adjust EBITDAre to add back acquisition and terminated transactions expense and equity transaction and strategic alternatives expense, which are cash charges. We also add back stock –based compensation expense and gain/loss on derivatives and convertible debt, which are non-cash charges.  EBITDA, EBITDAre, and Adjusted EBITDAre, as presented, may not be comparable to similarly titled measures of other companies.

We believe EBITDA, EBITDAre, and Adjusted EBITDAre to be useful additional measures of our operating performance, excluding the impact of our capital structure (primarily interest expense), our asset base (primarily depreciation and amortization expense), and other items we do not believe are representative of the results from our core operations.

The Company further excludes general and administrative expenses, other non-operating income or expense, and certain hotel and property operations expenses that are not allocated to individual properties in assessing hotel performance (primarily certain general liability and other insurance costs, land lease costs, and office and banking fees) from Adjusted EBITDAre to calculate Hotel EBITDA.  Hotel EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

Hotel EBITDA is intended to isolate property level operational performance over which the Company’s hotel operators have direct control.  We believe Hotel EBITDA is helpful to investors as it better communicates the comparability of our hotels’ operating results for all of the Company’s hotel properties and is used by management to measure the performance of the Company’s hotels and the effectiveness of the operators of the hotels.

Same-Store Revenue and Hotel EBITDA

The following tables present our same-store revenue, Hotel EBITDA, and Hotel EBITDA margin broken down by property type for the three and six months ended June 30, 2019 and 2018 (in thousands) and reconcile these same-store measures to total revenue and Hotel EBITDA as presented above.  Same-store results include all our hotels owned at June 30, 2019.  Results for the hotels for periods prior to our ownership were provided to us by prior owners and have not been adjusted by us or audited or reviewed by our independent auditors. All amounts presented include our portion of the results of our unconsolidated Atlanta Aloft JV.  Results for periods prior to the Company’s ownership have not been included in the Company’s actual consolidated financial statements and are included here only for comparison purposes.

	Revenue - Reconciliation of Actual to Same-Store
	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Condor and JV Revenue - Actual	$18,723	$20,318	$37,726	$39,615
Revenue earned on properties disposed of prior to June 30, 2019 during the period of ownership	-	(1,428)	(272)	(3,297)
Revenue earned on properties owned at June 30, 2019 prior to ownership	-	-	-	637
Total Revenue - Same-Store	$18,723	$18,890	$37,454	$36,955

	Hotel EBITDA - Reconciliation of Actual to Same-Store
	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Condor and JV Hotel EBITDA - Actual	$7,471	$8,017	$14,984	$15,384
Hotel EBITDA earned on properties disposed of prior to June 30, 2019 during the period of ownership	-	(431)	(63)	(854)
Hotel EBITDA earned on properties owned at June 30, 2019 prior to ownership	-	-	-	285
Total Hotel EBITDA - Same-Store	$7,471	$7,586	$14,921	$14,815

	Hotel EBITDA Margin
	Three months ended March, 31		Six months June 30,
	2019	2018	2019	2018
Total Hotel EBITDA Margin	39.9%	40.2%	39.8%	40.1%

Condor Hospitality Trust, Inc. Operating Statistics

The following tables present our same-store occupancy, ADR, and RevPAR for all our hotels owned at June 30, 2019.  Same-store occupancy, ADR, and RevPAR reflect the performance of hotels during the entire period, regardless of our ownership during the period presented.  Results for the hotels for periods prior to our ownership were provided to us by prior owners and have not been adjusted by us or audited or reviewed by our independent auditors.  The performance metrics for the hotel acquired through our Atlanta JV, also presented below, reflect 100% of the operating results of the property, including our interest and the interest of our partner.

	Three months ended June 30,
	2019			2018
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Growth
Solomons Hilton Garden Inn	79.63%	$122.54	$97.58	81.67%	$122.71	$100.22	-2.6%
Atlanta Hotel Indigo	80.41%	$103.57	$83.29	81.23%	$100.03	$81.25	2.5%
Jacksonville Courtyard by Marriott	77.59%	$121.99	$94.65	83.29%	$122.33	$101.88	-7.1%
San Antonio SpringHill Suites	83.09%	$131.15	$108.97	89.02%	$143.42	$127.67	-14.6%
Leawood Aloft	76.59%	$136.63	$104.65	78.73%	$132.74	$104.50	0.1%
Lexington Home2 Suites	82.94%	$126.55	$104.96	83.00%	$122.70	$101.84	3.1%
Round Rock Home2 Suites	85.09%	$119.48	$101.66	88.33%	$121.28	$107.13	-5.1%
Tallahassee Home2 Suites	92.61%	$121.54	$112.55	87.99%	$116.02	$102.09	10.3%
South Haven Home2 Suites	93.94%	$122.93	$115.48	91.40%	$120.36	$110.01	5.0%
Lake Mary Hampton Inn & Suites	79.95%	$131.65	$105.25	82.10%	$132.43	$108.72	-3.2%
Austin Residence Inn	87.66%	$136.99	$120.09	84.10%	$132.67	$111.58	7.6%
El Paso Fairfield Inn	84.89%	$104.95	$89.09	86.39%	$100.19	$86.55	2.9%
Austin TownePlace Suites	76.86%	$115.84	$89.03	83.85%	$115.88	$97.17	-8.4%
Summerville Home2 Suites	85.28%	$138.39	$118.02	88.03%	$140.30	$123.51	-4.4%
Wholly owned new investment platform properties	83.07%	$123.68	$102.74	84.64%	$122.69	$103.84	-1.1%
Atlanta Aloft JV	79.81%	$146.54	$116.95	81.20%	$141.89	$115.21	1.5%
Total Same-Store Portfolio	82.64%	$126.62	$104.63	84.18%	$125.15	$105.36	-0.7%

Same-Store Hotel Comparison	2Q19	2Q18	Growth
8 Positive RevPAR Same-Store Hotels	$106.61	$102.77	3.7%
7 Negative RevPAR Same-Store Hotels	$101.72	$109.17	-6.8%
Total Same-Store Portfolio	$104.63	$105.36	-0.7%

	Six months ended June 30,
	2019			2018
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Growth
Solomons Hilton Garden Inn	76.34%	$124.37	$94.95	77.56%	$124.13	$96.28	-1.4%
Atlanta Hotel Indigo	77.42%	$110.78	$85.76	81.18%	$104.14	$84.54	1.4%
Jacksonville Courtyard by Marriott	79.06%	$123.47	$97.61	84.16%	$117.77	$99.11	-1.5%
San Antonio SpringHill Suites	83.40%	$135.42	$112.95	87.70%	$143.35	$125.71	-10.2%
Leawood Aloft	69.03%	$133.38	$92.08	71.11%	$130.41	$92.74	-0.7%
Lexington Home2 Suites	78.09%	$115.40	$90.11	78.78%	$113.57	$89.47	0.7%
Round Rock Home2 Suites	84.59%	$119.77	$101.31	87.41%	$120.73	$105.53	-4.0%
Tallahassee Home2 Suites	93.76%	$127.77	$119.79	86.12%	$123.09	$106.00	13.0%
South Haven Home2 Suites	91.37%	$117.42	$107.28	86.36%	$115.91	$100.09	7.2%
Lake Mary Hampton Inn & Suites	84.36%	$143.96	$121.45	84.15%	$143.81	$121.01	0.4%
Austin Residence Inn	84.17%	$140.11	$117.93	83.77%	$133.90	$112.17	5.1%
El Paso Fairfield Inn	84.69%	$104.72	$88.69	81.18%	$99.96	$81.15	9.3%
Austin TownePlace Suites	74.43%	$114.93	$85.54	83.21%	$121.19	$100.84	-15.2%

Summerville Home2 Suites	83.52%	$131.56	$109.88	87.66%	$130.22	$114.15	-3.7%
Wholly owned new investment platform properties	81.43%	$124.75	$101.59	82.54%	$123.11	$101.61	0.0%
Atlanta Aloft JV	79.98%	$163.51	$130.78	80.35%	$147.26	$118.32	10.5%
Total Same-Store Portfolio	81.24%	$129.83	$105.47	82.24%	$126.25	$103.84	1.6%

Same-Store Hotel Comparison	YTD19	YTD18	Growth
8 Positive RevPAR Same-Store Hotels	$110.53	$103.63	6.7%
7 Negative RevPAR Same-Store Hotels	$98.43	$104.43	-5.7%
Total Same-Store Portfolio	$105.47	$103.84	1.6%

Condor Hospitality Trust, Inc.
Property List | As of August 12, 2019

New Investment Platform | Acquired from January 1, 2012 - August 12, 2019
	Hotel Name	City	State	Rooms	Acquisition Date	Purchase Price (in millions)
1	Hilton Garden Inn	Dowell/Solomons	MD	100	05/25/2012	$11.5
2	SpringHill Suites	San Antonio	TX	116	10/01/2015	$17.5
3	Courtyard by Marriott	Jacksonville	FL	120	10/02/2015	$14.0
4	Hotel Indigo	College Park	GA	142	10/02/2015	$11.0
5	Aloft[1]	Atlanta	GA	254	08/22/2016	$43.6
6	Aloft	Leawood	KS	156	12/14/2016	$22.5
7	Home2 Suites	Lexington	KY	103	03/24/2017	$16.5
8	Home2 Suites	Round Rock	TX	91	03/24/2017	$16.8
9	Home2 Suites	Tallahassee	FL	132	03/24/2017	$21.5
10	Home2 Suites	Southaven	MS	105	04/14/2017	$19.0
11	Hampton Inn & Suites	Lake Mary	FL	130	06/19/2017	$19.3
12	Fairfield Inn & Suites	El Paso	TX	124	08/31/2017	$16.4
13	Residence Inn	Austin	TX	120	08/31/2017	$22.4
14	TownePlace Suites	Austin	TX	122	01/18/2018	$19.8
15	Home2 Suites	Summerville	SC	93	02/21/2018	$16.3
	Total Portfolio | As of August 12, 2019			1,908		$288.1

1 | Owned 80% by Condor

55 Dispositions | For Period January 1, 2015 - August 12, 2019
	Hotel Name	City	State	Rooms	Disposition Date	Gross Proceeds (in millions)
1	Super 8	West Plains	MO	49	01/15/2015	$1.5
2	Super 8	Green Bay	WI	83	01/29/2015	$2.2
3	Super 8	Columbus	GA	74	03/16/2015	$0.9
4	Sleep Inn & Suites	Omaha	NE	90	03/19/2015	$2.9
5	Savannah Suites	Chamblee	GA	120	04/01/2015	$4.4
6	Savannah Suites	Augusta	GA	172	04/01/2015	$3.4
7	Super 8	Batesville	AR	49	04/30/2015	$1.5
8	Days Inn	Ashland	KY	63	07/01/2015	$2.2
9	Comfort Inn	Alexandria	VA	150	07/13/2015	$12.0
10	Days Inn	Alexandria	VA	200	07/13/2015	$6.5
11	Super 8	Manhattan	KS	85	08/28/2015	$3.2
12	Quality Inn	Sheboygan	WI	59	10/06/2015	$2.3
13	Super 8	Hays	KS	76	10/14/2015	$1.9
14	Days Inn	Glasgow	KY	58	10/16/2015	$1.8
15	Super 8	Tomah	WI	65	10/21/2015	$1.4
16	Rodeway Inn	Fayetteville	NC	120	11/03/2015	$2.6
17	Savannah Suites	Savannah	GA	160	12/22/2015	$4.0
	Total 2015			1,673		$54.7
18	Super 8	Kirksville	MO	61	01/04/2016	$1.5
19	Super 8	Lincoln	NE	133	01/07/2016	$2.8
20	Savannah Suites	Greenville	SC	170	01/08/2016	$2.7
21	Super 8	Portage	WI	61	03/30/2016	$2.4
22	Super 8	O'Neill	NE	72	04/25/2016	$1.7
23	Quality Inn	Culpeper	VA	49	05/10/2016	$2.2
24	Super 8	Storm Lake	IA	59	05/19/2016	$2.8
25	Clarion Inn	Cleveland	TN	59	05/24/2016	$2.2
26	Super 8	Coralville	IA	84	05/26/2016	$3.4
27	Super 8	Keokuk	IA	61	05/27/2016	$2.2
28	Comfort Inn	Chambersburg	PA	63	06/06/2016	$2.1
29	Super 8	Pittsburg	KS	64	08/08/2016	$1.6
30	Super 8	Mount Pleasant	IA	54	09/09/2016	$1.9
31	Quality Inn	Danville	KY	63	09/19/2016	$2.3
32	Super 8	Menomonie	WI	81	09/26/2016	$3.0
33	Comfort Inn	Glasgow	KY	60	10/14/2016	$2.4
34	Days Inn	Sioux Falls	SD	86	11/04/2016	$2.1
35	Comfort Inn	Shelby	NC	76	11/07/2016	$4.1
36	Comfort Inn	Rocky Mount	VA	61	11/17/2016	$2.2
37	Days Inn	Farmville	VA	59	11/17/2016	$2.4
38	Comfort Suites	Marion	IN	62	11/18/2016	$3.0
39	Comfort Inn	Farmville	VA	50	11/30/2016	$2.6
40	Quality Inn	Princeton	WV	50	12/05/2016	$2.1
41	Super 8	Burlington	IA	62	12/21/2016	$2.8
42	Savannah Suites	Atlanta	GA	164	12/22/2016	$2.9
	Total 2016			1,864		$61.4
43	Comfort Inn	New Castle	PA	79	03/27/2017	$2.5
44	Super 8	Billings	MT	106	03/28/2017	$4.2
45	Comfort Inn	Harlan	KY	61	04/03/2017	$1.9
46	Comfort Suites	Lafayette	IN	62	04/18/2017	$3.9
47	Key West Inn	Key Largo	FL	40	05/17/2017	$7.6
48	Quality Inn	Morgantown	WV	81	08/30/2017	$2.6
49	Days Inn	Bossier City	LA	176	09/13/2017	$1.4
50	Comfort Inn & Suites	Warsaw	IN	71	12/20/2017	$5.0
	Total 2017			676		$29.1
51	Supertel Inn/Conference Center	Creston	IA	41	01/25/2018	$2.1
52	Comfort Suites	South Bend	IN	135	03/15/2018	$6.1
53	Comfort Suites	Ft. Wayne	IN	127	05/30/2018	$7.1
54	Super 8	Creston	IA	121	08/30/2018	$5.1

	Total 2018			424		$20.4
55	Quality Inn	Solomons	MD	59	03/22/2019	$4.3
	Total 2019			59		$4.3

	Total Dispositions			4,696		$169.9

Acquisitions | For Period January 1, 2015 - August 12, 2019
	Hotel Name	City	State	Rooms	Acquisition Date	Purchase Price (in millions)
1	SpringHill Suites	San Antonio	TX	116	10/01/2015	$17.5
2	Courtyard by Marriott	Jacksonville	FL	120	10/02/2015	$14.0
3	Hotel Indigo	College Park	GA	142	10/02/2015	$11.0
4	Aloft[1]	Atlanta	GA	254	08/22/2016	$43.6
5	Aloft	Leawood	KS	156	12/14/2016	$22.5
6	Home2 Suites	Lexington	KY	103	03/24/2017	$16.5
7	Home2 Suites	Round Rock	TX	91	03/24/2017	$16.8
8	Home2 Suites	Tallahassee	FL	132	03/24/2017	$21.5
9	Home2 Suites	Southaven	MS	105	04/14/2017	$19.0
10	Hampton Inn & Suites	Lake Mary	FL	130	06/19/2017	$19.3
11	Fairfield Inn & Suites	El Paso	TX	124	08/31/2017	$16.4
12	Residence Inn	Austin	TX	120	08/31/2017	$22.4
13	TownePlace Suites	Austin	TX	122	01/18/2018	$19.8
14	Home2 Suites	Summerville	SC	93	02/21/2018	$16.3
	Total Acquisitions			1,808		$276.6

1 | Owned 80% by Condor